EXHIBIT 21
                                   ----------

LIST OF SUBSIDIARIES
--------------------

Subsidiary Name          Address
---------------          -------

Micro Estimating
  Systems, Inc.          3106 S. 166th Street, New Berlin, WI  53151

CAM Solutions, Inc.      1621 E. 79th Street, Suite 134, Bloomington, MN  55425

Cimtronics, Inc.         7434 E. Stetson Dr., Suite C-165, Scottsdale, AZ  85251

TekSoft, Inc.            16121 North 78th Street, Scottsdale, AZ  85260

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